ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED THIRD QUARTER 2020 RESULTS,

OCTOBER 2020 MONTHLY DIVIDEND AND

SEPTEMBER 30, 2020 RMBS PORTFOLIO CHARACTERISTICS

•        October 2020 Monthly Dividend of $0.065 Per Share

•        Estimated Book Value Per Share as of September 30, 2020 of $5.44

•        Estimated GAAP net income of $0.42 per share for the quarter ended September 30, 2020, including an estimated $0.09 per share of net realized and unrealized gains on RMBS and derivative instruments

•        Estimated 7.9% total return on equity for the quarter

•        Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm

•        RMBS Portfolio Characteristics as of September 30, 2020

•         Next Dividend Announcement Expected November 12, 2020

Vero Beach, Fla., October 14, 2020 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of October 2020. The dividend of $0.065 per share will be paid November 25, 2020 to holders of record on October 30, 2020, with an ex-dividend date of October 29, 2020. The Company plans on announcing its next dividend after the Board’s meeting on November 12, 2020.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of October 14, 2020, and September 30, 2020, the Company had 69,295,962 shares outstanding. At June 30, 2020, the Company had 66,220,664 shares outstanding.

Estimated September 30, 2020 Book Value Per Share

The Company’s estimated book value per share as of September 30, 2020 was $5.44.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At September 30, 2020, the Company's preliminary estimated total stockholders' equity was approximately $376.7 million with 69,295,962 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.42, which includes $0.09 per share of net realized and unrealized gains on RMBS and derivative instruments for the quarter ended September 30, 2020.  These amounts compare to total dividends declared during the quarter of $0.19 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended September 30, 2020 was 7.9%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.41 per share, comprised of dividends per share of $0.19 and an increase in book value per share of $0.22 from June 30, 2020.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of September 30, 2020 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended September 30, 2020, are subject to review by the Company’s independent registered public accounting firm.

•        RMBS Valuation Characteristics

•        RMBS Assets by Agency

  Investment Company Act of 1940 Whole Pool Test Results
  Repurchase Agreement Exposure by Counterparty
  RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS,  such as mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae and CMOs, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Sep 2020	Jul - Sep	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Oct)	in Oct)	(-50 BPS)(2)	(+50 BPS)(2)
Pass Through RMBS
Post Reset ARM	$928	$960	0.02%	$103.49	3.64%	3.84%	194	167	0.00%	0.00%	$4	$(3)
Fixed Rate CMO	141,260	151,111	3.84%	106.97	4.00%	4.40%	39	316	28.88%	22.56%	(141)	91
15yr 4.0	1,217	1,319	0.03%	108.36	4.00%	4.49%	29	137	99.88%	89.58%	13	(12)
15yr Total	1,217	1,319	0.03%	108.36	4.00%	4.49%	29	137	99.88%	89.58%	13	(12)
20yr 2.5	148,522	155,962	3.97%	105.01	2.50%	3.34%	3	237	6.51%	3.76%	370	(674)
20yr Total	148,522	155,962	3.97%	105.01	2.50%	3.34%	3	237	6.51%	3.76%	370	(674)
30yr 2.5	249,737	263,182	6.69%	105.38	2.50%	3.36%	2	358	7.94%	n/a	1,769	(3,371)
30yr 3.0	281,234	303,919	7.73%	108.07	3.00%	3.71%	7	352	12.88%	10.31%	3,487	(4,583)
30yr 3.5	1,466,583	1,619,320	41.18%	110.41	3.50%	3.99%	10	346	13.44%	12.14%	14,781	(20,480)
30yr 4.0	462,535	520,169	13.23%	112.46	4.00%	4.52%	19	336	21.43%	16.04%	6,207	(7,260)
30yr 4.5	285,023	323,387	8.22%	113.46	4.50%	5.01%	16	341	20.54%	20.06%	2,659	(2,966)
30yr 5.0	149,517	170,242	4.33%	113.86	5.00%	5.56%	27	328	27.98%	24.27%	1,774	(1,850)
30yr Total	2,894,629	3,200,219	81.39%	110.56	3.62%	4.17%	12	345	15.74%	14.48%	30,677	(40,510)
Total Pass Through RMBS	3,186,556	3,509,571	89.25%	110.14	3.59%	4.15%	13	338	15.93%	14.34%	30,923	(41,108)
Structured RMBS
Interest-Only Securities	300,143	30,796	0.78%	10.26	4.00%	4.60%	76	270	41.23%	40.44%	(2,467)	4,335
Total Structured RMBS	300,143	30,796	0.78%	10.26	4.00%	4.60%	76	270	41.23%	40.44%	(2,467)	4,335
Long TBA Positions
FNCI 2.0 TBA	175,000	181,918	4.63%	103.95	2.00%						1,535	(1,985)
FNCL 2.5 TBA	200,000	209,813	5.34%	104.91	2.50%						1,716	(2,898)
Total Long TBA	375,000	391,731	9.96%	104.46	2.27%						3,251	(4,883)
Total Mortgage Assets	$3,861,699	$3,932,098	100.00%		3.49%	4.18%	18	332	18.17%	16.99%	$31,707	$(41,656)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(2)	(+50 BPS)(2)
Eurodollar Futures	$(50,000)	Dec-2021									(313)	313
Swaps	(820,000)	Apr-2025									(9,805)	19,593
5-Year Treasury Futures	(69,000)	Dec-2020(3)									(1,913)	2,524
Swaptions	(667,300)	May-2021									(2,563)	4,462
Hedge Total	$(1,606,300)										$(14,594)	$26,892
Rate Shock Grand Total											$17,113	$(14,764)

(1)    Amounts in the tables above include assets with a fair value of approximately $113.5 million purchased in September 2020, which settle in October 2020.

(2)    Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)    Five year treasury futures contracts were valued at prices of $126.03 at September 30, 2020.  The market value of the short position was $87.0 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)(2)	Portfolio	Asset Category	Value(1)(2)	Portfolio
As of September 30, 2020			As of September 30, 2020
Fannie Mae	$2,151,928	60.8%	Non-Whole Pool Assets	$687,363	19.4%
Freddie Mac	1,388,439	39.2%	Whole Pool Assets	2,853,004	80.6%
Total Mortgage Assets	$3,540,367	100.0%	Total Mortgage Assets	$3,540,367	100.0%

(1)    Amounts in the tables above include assets with a fair value of approximately $113.5 million purchased in September 2020, which settle in October 2020.

(2)    Amounts in the tables above exclude long TBA positions with a market value of approximately $391.7 million.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of September 30, 2020	Borrowings	Debt	Rate	in Days	Maturity
Mirae Asset Securities (USA) Inc.	$373,441	11.3%	0.25%	79	2/11/2021
Wells Fargo Bank, N.A.	309,449	9.4%	0.23%	12	10/19/2020
Mitsubishi UFJ Securities (USA), Inc	283,239	8.6%	0.25%	62	1/26/2021
Merrill Lynch, Pierce, Fenner & Smith	282,384	8.6%	0.25%	74	12/14/2020
J.P. Morgan Securities LLC	259,594	7.9%	0.25%	160	3/12/2021
Cantor Fitzgerald & Co	227,378	6.9%	0.24%	90	1/8/2021
RBC Capital Markets, LLC	212,510	6.5%	0.22%	27	11/24/2020
ASL Capital Markets Inc.	205,964	6.3%	0.23%	16	10/28/2020
Citigroup Global Markets Inc	202,473	6.2%	0.24%	15	10/21/2020
ABN AMRO Bank N.V.	197,502	6.0%	0.23%	16	10/23/2020
ED&F Man Capital Markets Inc	192,187	5.9%	0.22%	77	1/14/2021
ING Financial Markets LLC	140,413	4.3%	0.25%	19	10/19/2020
Daiwa Securities America Inc.	127,270	3.9%	0.25%	74	1/15/2021
South Street Securities, LLC	77,304	2.4%	0.28%	155	5/13/2021
Bank of Montreal	72,642	2.2%	0.24%	72	12/11/2020
Lucid Cash Fund USG LLC	56,314	1.7%	0.28%	15	10/15/2020
J.V.B. Financial Group, LLC	26,270	0.8%	0.30%	15	10/15/2020
Barclays Capital Inc	25,142	0.8%	0.29%	41	11/10/2020
Austin Atlantic Asset Management Co.	9,827	0.3%	0.30%	7	10/7/2020
Total Borrowings	$3,281,303	100.0%	0.24%	60	5/13/2021

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400